Exhibit 99.1

545 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062 ph: 972-444-4900 f: 972-444-4949 www.felcor.com nyse: fch

For Immediate Release:

FELCOR REPORTS SECOND QUARTER RESULTS
	•	Exceeds Expectations and Raises Guidance
•	Balance Sheet and Portfolio Improvement Continues

IRVING, Texas…August 3, 2010 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the second quarter and six months ended June 30, 2010.

Summary:

•	RevPAR at our 83 consolidated hotels increased 5.6% for the quarter and 6.5% for June.

•
Adjusted EBITDA was $56.5 million for the quarter.  Adjusted FFO per share was $0.10 for the quarter, which was above analyst’s original expectations and $0.04 above the high-end of our internal expectations.

•
Positive flow-through on the improvement to budgeted revenue was 62%, even though the revenue improvement was driven largely by increased occupancy.  Hotel EBITDA margin decreased 27 basis points for the quarter, which was nearly 100 basis points better than internal expectations.

•	Net income for the quarter was $22.0 million.

•	Completed a public common stock offering, raising net proceeds of $167 million, after underwriting discounts and commissions.

•	Repaid loans totaling approximately $177 million for $130 million, a discount of nearly $50 million, and unencumbered two hotels.

•	Agreed to purchase the 383-room Fairmont Copley Plaza in Boston for $98.5 million, which is expected to close in the third quarter.

Second Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 83 consolidated hotels was $90.62, a 5.6% increase compared to the same period in 2009.  Our RevPAR increase was driven by a 7.6% increase in occupancy to 74.4%, which was partially offset by a 1.9% decline in average daily rate (“ADR”), to $121.86, compared to the same period in 2009.  Occupancy increased during the quarter at 69 of our hotels and in nearly all of our markets.  RevPAR for our 83 consolidated hotels increased 6.5% during June, compared to prior year, as occupancy increased 6.2% and ADR increased 0.2%, compared to the same period in 2009.

“We are pleased with our performance this quarter, achieving better than expected operating results and significant improvement on our balance sheet.  Lodging fundamentals continue to improve, and occupancy is recovering faster than we anticipated.  As the lodging recovery takes hold and corporate demand improves, we are taking advantage of stronger occupancies to remix our customer base and drive ADR.  ADR for our portfolio increased during June for the first time in nearly two years, driven by an increase in transient ADR.  We are in the early stages of a recovery and expect the robust growth in demand to continue and supply growth to remain moderate.  This dynamic is building pricing power and leading to earlier and stronger EBITDA growth than previously anticipated,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

“We remain committed to improving long-term shareholder value by improving the overall quality and future growth rate of our portfolio through accretive transactions.  Due to the rapid improvement in lodging fundamentals and increased transaction volume, we could launch the second phase of asset sales as soon as the beginning of 2011.  However, we will sell hotels only when we receive adequate pricing.  As part of our long-term strategic plan, we will look to acquire hotels that fit our strategic and value criteria.  Acquiring the Fairmont Copley Plaza fits our strategy to improve and diversify our portfolio with expected returns in excess of our weighted average cost of capital.  We are excited to acquire this very special and irreplaceable asset, which we expect to have significantly stronger RevPAR and EBITDA growth than the industry.  At the same time, this transaction represents a rare opportunity to gain entry into this submarket at a significant discount to replacement cost,” added Mr. Smith.

Hotel EBITDA was $66.0 million, compared to $62.9 million for the same period in 2009, a 5% increase.  Hotel EBITDA margin was 26.5%, a 27 basis point decrease compared to 2009.  Positive flow-through on the improvement to budgeted revenue was 62%, even though the improvement was largely driven by increased occupancy.  Hotel EBITDA represents EBITDA generated by our 83 consolidated hotels prior to corporate expenses and joint venture adjustments.

Adjusted EBITDA was $56.5 million, compared to $55.9 million for the same period in 2009, a 1% increase.  Adjusted EBITDA in the prior year period includes $1.2 million of EBITDA from hotels sold in 2009.

Adjusted funds from operations (“FFO”) was $6.7 million, or $0.10 per share, compared to $20.9 million, or $0.33 per share, for the same period in 2009.  The change in Adjusted FFO largely reflects a $14.4 million increase in interest expense compared to the same period in 2009.

Net income attributable to common stockholders was $11.9 million, or $0.17 per share, compared to a net loss of $20.9 million, or $0.33 per share, for the same period in 2009.  Net income in the current year includes a $46.1 million gain on extinguishment of debt.

EBITDA, Adjusted EBITDA, Same Store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Same-Store Adjusted FFO are all non-GAAP financial measures.  See our discussion of “Non-GAAP Financial Measures” beginning on page 14 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Balance Sheet:

At June 30, 2010, we had $1.6 billion of consolidated debt outstanding, with a weighted average interest rate of 7.8%, and $281 million of cash and cash equivalents.

In June, we completed a public offering of 31,625,000 shares of our common stock at $5.50 per share.  The net proceeds from the offering, after underwriting discounts and commissions, were approximately $167 million.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

In June, we repaid $177 million of secured debt for $130 million, a 27% discount to the principal balance, funded with cash on hand.  The two hotels that secured the loans, and are now unencumbered, have a combined 921 guest rooms and more than 100,000 square feet of meeting space.  The payment, approximately $141,000 per room, reflects a substantial discount to replacement cost.  We now own 11 unencumbered properties.

We continue to work with the special servicers of two loans totaling $32 million that matured in May 2010.  The cash flows for the hotels that secure those loans do not cover debt service, and we stopped funding the shortfalls in December 2009.  We have been unable to negotiate an acceptable debt modification or reduction that made sense for our stockholders with regard to these loans.  Therefore, we are in the process of transferring these two hotels to the lenders in full satisfaction of the debt.

“We remain committed to looking for opportunities that will strengthen our balance sheet and improve shareholder value.  We have been extremely diligent and unwavering in our efforts during the past two years.  During that time, we have successfully repositioned our balance sheet, including refinancing or repaying more than $1.5 billion of debt.  As a result, we pushed out maturities, unencumbered assets and resolved all our maturity and liquidity issues.  As cash flows recover and capital markets strengthen, we will look to capitalize on additional opportunities to strengthen our balance sheet,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.

Portfolio Management:

For the quarter and six months ended June 30, 2010, we spent $10.7 million and $19.2 million, respectively, on capital expenditures (including our pro rata share of joint venture expenditures) at our hotels.

We have agreed to acquire the Fairmont Copley Plaza in Boston for $98.5 million from an affiliate of Fairmont Hotels & Resorts (“Fairmont”).  This world-class historic hotel is located on Copley Square in the heart of Boston’s Back Bay neighborhood.  The property has 383 guest rooms and suites and 23,000 square feet of meeting space.  Fairmont will continue to manage the property under a long-term management agreement.  The purchase is expected to be completed in the third quarter, funded with cash on hand.

Outlook:

The pace of the recovery in the lodging industry continues to accelerate, reflecting improved corporate transient and group demand and moderating supply growth.  We expect our portfolio RevPAR to continue to outperform the industry as a result of our high-quality, renovated portfolio.  Additionally, our hotels are relatively less affected by new supply growth because the average number of rooms under construction in our markets is lower than the industry.

Our updated guidance reflects better than expected second quarter results, an improved second half outlook, our recently completed equity offering, repayment of $177 million in secured loans for $130 million and operating results from the Fairmont Boston for the period owned.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

For 2010, we anticipate:

•	RevPAR to increase between 2.5% and 4.5%;

•	Adjusted EBITDA to be between $177 million and $185 million;

•	Adjusted FFO per share to be between $(0.23) and $(0.13);

•	Net loss to be between $116 million and $108 million; and

•	Interest expense to be approximately $150 million.

•	Capital expenditures to be approximately $42 million.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels.  FelCor owns interests in 84 hotels and resorts, located in 23 states and Canada.  FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands - Embassy Suites Hotels®, Doubletree ®, Hilton®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®.  Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our second quarter earnings Conference Call on Wednesday, August 4, 2010, at 10:00 a.m. (Central Time).  The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com.  Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page.  The conference call replay will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.  We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,
(972) 444-4912                                sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and six month periods ended June 30, 2010.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit.  Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.  The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Hotel operating revenue:
Room	$195,876	$185,567	$373,136	$363,746
Food and beverage	38,792	35,063	74,288	70,914
Other operating departments	14,661	14,639	27,944	28,342
Other revenue	1,007	988	1,372	1,274
Total revenues	250,336	236,257	476,740	464,276

Expenses:
Hotel departmental expenses:
Room	51,115	47,685	98,902	92,907
Food and beverage	29,373	27,589	57,282	55,476
Other operating departments	6,486	6,213	12,572	12,349
Other property related costs	67,466	63,956	133,070	129,310
Management and franchise fees	11,884	11,043	22,419	22,184
Taxes, insurance and lease expense	26,921	24,656	51,601	49,318
Corporate expenses	6,510	5,236	16,357	11,358
Depreciation and amortization	36,969	35,935	74,567	72,586
Impairment loss	-	-	21,060	-
Other expenses	801	1,761	1,362	2,457
Total operating expenses	237,525	224,074	489,192	447,945

Operating income (loss) (loss)	12,811	12,183	(12,452)	16,331
Interest expense, net	(37,174)	(22,782)	(73,414)	(44,074)
Extinguishment of debt	46,060	(594)	46,060	(594)
Income (loss) before equity in income (loss) from unconsolidated entities	21,697	(11,193)	(39,806)	(28,337)
Equity in income (loss) from unconsolidated entities	286	(261)	(1,188)	(3,685)
Income (loss) from continuing operations	21,983	(11,454)	(40,994)	(32,022)
Discontinued operations	7	486	42	(368)
Net income (loss)	21,990	(10,968)	(40,952)	(32,390)
Net income attributable to noncontrolling interests in other partnerships	(325)	(324)	(96)	(108)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(51)	97	274	239
Net income (loss) attributable to FelCor	21,614	(11,195)	(40,774)	(32,259)
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) applicable to FelCor common stockholders	$11,936	$(20,873)	$(60,130)	$(51,615)

Basic and diluted per common share data:
Income (loss) from continuing operations	$0.17	$(0.34)	$(0.93)	$(0.81)
Net income (loss)	$0.17	$(0.33)	$(0.92)	$(0.82)
Basic and diluted weighted average common shares outstanding	66,531	63,101	65,014	63,132

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Consolidated Balance Sheets
(in thousands)

	June 30, 2010	December 31, 2009
Assets
Investment in hotels, net of accumulated depreciation of $958,462 at June 30, 2010 and $916,604 at December 31, 2009	$2,102,908	$2,180,394
Investment in unconsolidated entities	104,372	82,040
Cash and cash equivalents	281,474	263,531
Restricted cash	17,288	18,708
Accounts receivable, net of allowance for doubtful accounts of $315 at June 30, 2010 and $406 at December 31, 2009	33,618	28,678
Deferred expenses, net of accumulated amortization of $13,993 at June 30, 2010 and $14,502 at December 31, 2009	22,828	19,977
Other assets	37,387	32,666
Total assets	$2,599,875	$2,625,994

Liabilities and Equity
Debt, net of discount of $58,567 at June 30, 2010 and $64,267 at December 31, 2009	$1,596,635	$1,773,314
Distributions payable	56,936	37,580
Accrued expenses and other liabilities	156,808	131,339

Total liabilities	1,810,379	1,942,233

Commitments and contingencies

Redeemable noncontrolling interests in FelCor LP at redemption value, 295 units issued and outstanding at June 30, 2010 and December 31, 2009	1,472	1,062

Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at June 30, 2010 and December 31, 2009	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2010 and December 31, 2009	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 101,038 and 69,413 shares issued, including shares in treasury, at June 30, 2010 and December 31, 2009, respectively	1,010	694
Additional paid-in capital	2,188,730	2,021,837
Accumulated other comprehensive income	22,879	23,528
Accumulated deficit	(1,852,962)	(1,792,822)
Less: Common stock in treasury, at cost, of 3,986 shares at June 30, 2010 and 3,845 shares at December 31, 2009	(72,237)	(71,895)

Total FelCor stockholders’ equity	766,194	660,116
Noncontrolling interests in other partnerships	21,830	22,583
Total equity	788,024	682,699

Total liabilities and equity	$2,599,875	$2,625,994

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Improvements and additions to majority-owned hotels	$10,194	$20,265	$18,393	$45,539
Consolidated joint venture partners’ pro rata share of additions to hotels	(87)	(122)	(122)	(376)
Pro rata share of unconsolidated additions to hotels	543	1,491	970	2,953
Total additions to hotels(a)	$10,650	$21,634	$19,241	$48,116

(a)        Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

	June 30,	December 31,
Total Enterprise Value	2010	2009
Common shares outstanding	97,052	65,568
Units outstanding	295	295
Combined shares and units outstanding	97,347	65,863
Common stock price	$4.99	$3.60
Market capitalization	$485,762	$237,107
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,596,635	1,773,314
Noncontrolling interests of consolidated debt	(3,872)	(3,971)
Pro rata share of unconsolidated debt	80,131	107,481
Cash and cash equivalents	(281,474)	(263,531)
Total enterprise value (TEV)	$2,355,956	$2,329,174

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Consolidated Debt Summary
(dollars in thousands)

					June 30,	December 31,
	Interest Rate			Maturity Date	2010	2009
Mortgage debt(a)		8.73%		May 2010	$-	$112,703
Mortgage debt(b)		8.70		May 2010	-	98,639
Mortgage debt(c)		8.62		May 2010	31,740	31,740
Other		4.25		May 2011	477	354
Senior notes		8.50	(d)	June 2011	86,640	86,604
Mortgage debt(e)		6.15		June 2011	4,402	4,922
Mortgage debt		6.15		June 2011	8,607	9,228
Capital lease(e)		10.50		August 2011	1,236	1,735
Mortgage debt	L +	3.50	(f)	August 2011(g)	199,300	200,425
Mortgage debt	L +	0.93	(h)	November 2011(i)	250,000	250,000
Mortgage debt(j)	L +	1.55		May 2012	-	176,555
Mortgage debt		8.77		May 2013	27,770	27,829
Mortgage debt		9.02		April 2014	115,368	117,422
Mortgage debt		6.66		June - August 2014	70,069	70,917
Senior secured notes(k)		10.00		October 2014	577,493	572,500
Mortgage debt	L+	5.10	(l)	April 2015	212,000	-
Mortgage debt		5.81		July 2016	11,533	11,741
Total					$1,596,635	$1,773,314

(a)	This loan was refinanced in May 2010, as a consequence of which two hotels were unencumbered.
(b)	These loans were refinanced in May 2010.
(c)	We are in the process of transferring the two hotels securing this debt to the lenders in full satisfaction of the debt.
(d)	As a result of a rating down-grade in February 2009, the interest rate on our 8½% senior notes increased to 9%.
(e)	Since the end of the second quarter 2010, we have repaid this debt.
(f)	LIBOR for this loan is subject to a 2% floor.
(g)	This loan can be extended for as many as two years (to 2013), subject to satisfying certain conditions.
(h)	We purchased an interest rate cap that caps LIBOR at 7.8% and expires November 2010 for a $250 million notional amount.
(i)	The maturity date assumes that we will exercise the remaining one-year extension option that is exercisable, at our sole discretion, and would extend the current November 2010 maturity to 2011.
(j)	This loan was repaid in June 2010 for a payment of $130 million plus accrued interest.
(k)	These notes have $636 million in aggregate principal outstanding and were sold at a discount that provides an effective yield of 12.875% before transaction costs.
(l)	LIBOR for this loan is subject to a 3% floor. We purchased an interest rate cap that caps LIBOR at 5.0% and expires May 2012 for a $212 million notional amount.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated Debt	June 30, 2010 Balance	Encumbered Hotels
CMBS debt(a)	$32	Chicago Deerfield – ES and Piscataway – ES

CMBS debt(b)	$4	Boca Raton – ES

CMBS debt	$9	Wilmington – DT

Capital lease(b)	$1	St. Paul – ES

Mortgage debt	$199
Charlotte SouthPark – DT, Houston Medical Center – HI, Myrtle Beach – HLT, Mandalay Beach – ES, Nashville Airport – ES, Philadelphia Independence Mall – HI, Pittsburgh University Center – HI, Santa Barbara, Goleta –HI and Santa Monica at the Pier – HI

CMBS debt	$250
Anaheim – ES, Bloomington – ES, Charleston Mills House – HI, Dallas DFW South – ES, Deerfield Beach – ES, Jacksonville – ES, Lexington – HS, Dallas Love Field – ES, Raleigh/Durham – DTGS, San Antonio Airport – HI, Tampa Rocky Point – DTGS and Phoenix Tempe – ES

CMBS debt	$28	New Orleans Convention Center – ES

Mortgage debt	$115	Baton Rouge – ES, Birmingham – ES, Ft. Lauderdale – ES, Miami Airport – ES, Milpitas – ES, Minneapolis Airport – ES and Napa Valley – ES

CMBS debt(a)	$70	Atlanta Airport – ES, Austin – DTGS, BWI Airport – ES, Orlando Airport – HI and Phoenix Biltmore – ES

Senior secured notes	$577
Atlanta Airport – SH, Boston Beacon Hill – HI, Dallas Market Center – ES, Myrtle Beach Resort – ES, Nashville Opryland – Airport – HI, New Orleans French Quarter – HI, Orlando North – ES, Orlando Walt Disney World® - DTGS, San Diego on the Bay – HI, San Francisco Burlingame – ES, San Francisco Fisherman’s Wharf – HI, San Francisco Union Square – MAR, Toronto Airport – HI and Toronto
Yorkdale – HI

Mortgage debt	$212
Atlanta Buckhead – ES, Atlanta Galleria – SS, Boston Marlboro – ES, Burlington – SH, Corpus Christi – ES,
Ft. Lauderdale Cypress Creek – SS, Orlando South – ES, Philadelphia Society Hill – SH and South San Francisco – ES

CMBS debt	$12	Indianapolis North – ES

(a)	The hotels under this debt are subject to separate loan agreements and are not cross collateralized.

(b)	Since the end of the second quarter 2010, we have repaid this debt.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Hotel Portfolio Composition

The following table illustrates the distribution of our 83 Consolidated Hotels by brand, market and location at June 30, 2010.

Brand	Hotels	Rooms	% of Total Rooms	% of 2009 Hotel EBITDA(a)
Embassy Suites Hotels	47	12,132	51	60
Holiday Inn	15	5,154	22	18
Sheraton and Westin	9	3,217	13	9
Doubletree	7	1,471	6	7
Renaissance and Marriott	3	1,321	6	3
Hilton	2	559	2	3

Market
South Florida	5	1,439	6	8
Los Angeles area	4	899	4	6
Atlanta	5	1,462	6	6
Orlando	4	1,038	4	4
Philadelphia	2	729	3	4
Minneapolis	3	736	3	4
San Francisco area	6	2,138	9	4
Dallas	4	1,333	6	4
Central California Coast	2	408	2	4
San Antonio	3	874	4	3
Myrtle Beach	2	640	3	3
Boston	2	532	2	3
San Diego	1	600	3	3
Northern New Jersey	3	756	3	3
Other	37	10,270	42	41

Location
Suburban	35	8,781	37	32
Urban	20	6,358	27	27
Airport	18	5,788	24	24
Resort	10	2,927	12	17

(a)	Hotel EBITDA is more fully described on page 21.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Detailed Operating Statistics by Brand
(83 consolidated hotels)

	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	%Variance	2010	2009	%Variance
Embassy Suites Hotels	75.1	70.1	7.2	72.7	68.3	6.4
Holiday Inn	76.9	71.8	7.0	72.3	67.2	7.6
Sheraton and Westin	69.0	64.2	7.5	66.2	59.6	11.0
Doubletree	77.0	67.5	14.1	73.5	65.5	12.2
Renaissance and Marriott	67.8	62.0	9.3	66.6	59.2	12.5
Hilton	73.0	70.6	3.4	59.7	59.0	1.1

Total hotels	74.4	69.1	7.6	71.1	66.0	7.8

	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	%Variance	2010	2009	%Variance
Embassy Suites Hotels	123.82	127.79	(3.1)	126.21	133.05	(5.1)
Holiday Inn	116.56	115.01	1.4	110.86	112.90	(1.8)
Sheraton and Westin	108.02	110.54	(2.3)	106.52	114.01	(6.6)
Doubletree	117.30	125.47	(6.5)	117.99	132.08	(10.7)
Renaissance and Marriott	168.37	168.11	0.2	175.96	184.08	(4.4)
Hilton	123.45	119.80	3.0	112.80	110.95	1.7

Total hotels	121.86	124.26	(1.9)	121.96	128.10	(4.8)

	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	%Variance	2010	2009	%Variance
Embassy Suites Hotels	93.00	89.52	3.9	91.72	90.86	0.9
Holiday Inn	89.64	82.63	8.5	80.13	75.88	5.6
Sheraton and Westin	74.53	70.98	5.0	70.54	68.01	3.7
Doubletree	90.33	84.66	6.7	86.75	86.55	0.2
Renaissance and Marriott	114.15	104.23	9.5	117.12	108.89	7.6
Hilton	90.17	84.62	6.6	67.32	65.48	2.8

Total hotels	90.62	85.85	5.6	86.77	84.58	2.6

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Detailed Operating Statistics for FelCor’s Top Markets
(83 consolidated hotels)

	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Variance	2010	2009	%Variance
South Florida	75.6	73.5	2.9	80.3	76.4	5.2
Los Angeles area	77.7	74.2	4.7	74.1	71.4	3.7
Atlanta	75.0	73.7	1.7	75.1	69.7	7.8
Orlando	74.0	75.9	(2.5)	77.4	75.5	2.6
Philadelphia	80.4	74.5	7.9	70.5	62.0	13.6
Minneapolis	76.6	65.6	16.7	71.8	63.2	13.6
San Francisco area	78.8	70.8	11.3	72.1	63.4	13.7
Dallas	66.2	60.8	9.0	65.8	60.1	9.5
Central California Coast	80.4	76.9	4.5	75.1	76.7	(2.2)
San Antonio	76.7	73.9	3.8	75.7	71.8	5.5
Myrtle Beach	73.4	69.8	5.2	58.9	59.1	(0.4)
Boston	85.2	80.0	6.4	81.2	75.3	7.7
San Diego	78.8	74.1	6.4	75.2	69.1	8.8
Northern New Jersey	76.1	62.7	21.4	68.1	61.2	11.3
	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Variance	2010	2009	%Variance
South Florida	114.69	121.55	(5.6)	140.49	146.86	(4.3)
Los Angeles area	136.03	133.85	1.6	134.27	136.06	(1.3)
Atlanta	102.89	105.19	(2.2)	104.18	108.01	(3.6)
Orlando	107.18	114.20	(6.1)	110.97	122.78	(9.6)
Philadelphia	131.80	143.10	(7.9)	123.10	137.76	(10.6)
Minneapolis	126.25	127.91	(1.3)	126.01	129.45	(2.7)
San Francisco area	129.18	126.45	2.2	126.28	123.90	1.9
Dallas	110.87	115.04	(3.6)	111.92	120.89	(7.4)
Central California Coast	157.51	154.55	1.9	148.58	145.60	2.0
San Antonio	98.55	106.08	(7.1)	98.44	105.87	(7.0)
Myrtle Beach	144.16	145.05	(0.6)	126.35	126.13	0.2
Boston	142.16	137.63	3.3	131.78	132.21	(0.3)
San Diego	118.10	127.62	(7.5)	116.68	129.78	(10.1)
Northern New Jersey	132.81	144.27	(7.9)	132.57	147.86	(10.3)
	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Variance	2010	2009	%Variance
South Florida	86.68	89.30	(2.9)	112.86	112.15	0.6
Los Angeles area	105.64	99.26	6.4	99.47	97.16	2.4
Atlanta	77.13	77.55	(0.5)	78.24	75.28	3.9
Orlando	79.29	86.65	(8.5)	85.93	92.71	(7.3)
Philadelphia	105.94	106.65	(0.7)	86.74	85.47	1.5
Minneapolis	96.68	83.93	15.2	90.51	81.88	10.5
San Francisco area	101.79	89.51	13.7	91.00	78.52	15.9
Dallas	73.43	69.89	5.1	73.66	72.65	1.4
Central California Coast	126.61	118.84	6.5	111.55	111.72	(0.2)
San Antonio	75.62	78.43	(3.6)	74.55	75.97	(1.9)
Myrtle Beach	105.87	101.28	4.5	74.38	74.53	(0.2)
Boston	121.06	110.15	9.9	106.95	99.61	7.4
San Diego	93.04	94.51	(1.6)	87.71	89.65	(2.2)
Northern New Jersey	101.13	90.50	11.7	90.24	90.43	(0.2)

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.”  These measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure.  Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income (Loss) to FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2010			2009
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$21,990			$(10,968)
Noncontrolling interests	(376)			(227)
Preferred dividends(a)	(9,678)			(9,678)
Net income (loss) attributable to FelCor common stockholders	11,936			(20,873)
Less: Undistributed earnings allocated to unvested restricted stock	(352)			-
Numerator for basic and diluted income (loss) attributable to common stockholders	11,584	66,531	$0.17	(20,873)	63,101	$(0.33)
Depreciation and amortization	36,969	-	0.56	35,935	-	0.57
Depreciation, discontinued operations and unconsolidated entities	3,755	-	0.06	4,323	-	0.07
Noncontrolling interests in FelCor LP	51	295	(0.02)	(97)	296	(0.01)
Undistributed earnings allocated to unvested restricted stock	352	-	0.01	-	-	-
Conversion of options and unvested restricted stock	-	828	-	-	342	-
FFO	52,711	67,654	0.78	19,288	63,739	0.30
Extinguishment of debt	(46,060)	-	(0.68)	594	-	0.01
Conversion costs(b)	-	-	-	292	-	-
Severance costs	-	-	-	374	-	0.01
Lease termination costs	-	-	-	352	-	0.01
Adjusted FFO	6,651	67,654	0.10	20,900	63,739	0.33
Adjusted FFO from discontinued operations	(7)	-	-	(1,248)	-	(0.02)
Same-Store Adjusted FFO	$6,644	67,654	$0.10	$19,652	63,739	$0.31

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Reconciliation of Net Loss to FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2010			2009
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(40,952)			$(32,390)
Noncontrolling interests	178			131
Preferred dividends(a)	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(60,130)	65,014	$(0.92)	(51,615)	63,132	$(0.82)
Depreciation and amortization	74,567	-	1.15	72,586	-	1.15
Depreciation, discontinued operations and unconsolidated entities	7,418	-	0.11	8,744	-	0.14
Gain on sale of unconsolidated subsidiary	(559)	-	(0.01)	-	-	-
Noncontrolling interests in FelCor LP	(274)	295	(0.01)	(239)	296	(0.01)
Conversion of options and unvested restricted stock	-	651	-	-	202	-
FFO	21,022	65,960	0.32	29,476	63,630	0.46
Impairment loss	21,060	-	0.32	-	-	-
Impairment loss, discontinued operations and unconsolidated entities	-	-	-	3,436	-	0.05
Extinguishment of debt	(46,060)	-	(0.70)	594	-	0.01
Conversion costs(b)	-	-	-	330	-	0.01
Severance costs	-	-	-	509	-	0.01
Lease termination costs	-	-	-	352	-	0.01
Conversion of options and unvested restricted stock	-	(651)	-	-	-	-
Adjusted FFO	(3,978)	65,309	(0.06)	34,697	63,630	0.55
Adjusted FFO from discontinued operations	(42)	-	-	(2,496)	-	(0.04)
Same-Store Adjusted FFO	$(4,020)	65,309	$(0.06)	$32,201	63,630	$0.51

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Reconciliation of Net Income (Loss) to EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss)	$21,990	$(10,968)	$(40,952)	$(32,390)
Depreciation and amortization	36,969	35,935	74,567	72,586
Depreciation, discontinued operations and unconsolidated entities	3,755	4,323	7,418	8,744
Interest expense	37,271	22,949	73,616	44,418
Interest expense, unconsolidated entities	1,210	951	2,709	1,970
Amortization of stock compensation	1,642	1,404	3,257	2,802
Noncontrolling interests in other partnerships	(325)	(324)	(96)	(108)
EBITDA	102,512	54,270	120,519	98,022
Impairment loss	-	-	21,060	-
Impairment loss, discontinued operations and unconsolidated entities	-	-	-	3,436
Extinguishment of debt	(46,060)	594	(46,060)	594
Conversion costs(a)	-	292	-	330
Severance costs	-	374	-	509
Lease termination costs	-	352	-	352
Gain on sale of unconsolidated subsidiary	-	-	(559)	-
Adjusted EBITDA	56,452	55,882	94,960	103,243
Adjusted EBITDA from discontinued operations	(7)	(1,248)	(42)	(2,496)
Same-Store Adjusted EBITDA	$56,445	$54,634	$94,918	$100,747

(a)	Costs related to the conversion of our San Francisco Union Square hotel to a Marriott.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Adjusted EBITDA	$56,452	$55,882	$94,960	$103,243
Other revenue	(1,007)	(988)	(1,372)	(1,274)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation and impairment expense)	(5,861)	(4,963)	(9,611)	(8,961)
Noncontrolling interests in other partnerships (excluding interest, depreciation and severance expense)	935	1,002	1,327	1,445
Consolidated hotel lease expense	11,769	10,853	21,263	20,913
Unconsolidated taxes, insurance and lease expense	(1,866)	(2,084)	(3,754)	(4,018)
Interest income	(97)	(167)	(202)	(344)
Other expenses (excluding conversion costs, severance costs and lease termination costs)	801	777	1,362	1,289
Corporate expenses (excluding amortization expense of stock compensation)	4,868	3,832	13,100	8,556
Adjusted EBITDA from discontinued operations	(7)	(1,248)	(42)	(2,496)
Hotel EBITDA	$65,987	$62,896	$117,031	$118,353

Reconciliation of Net Income (Loss) to Hotel EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss)	$21,990	$(10,968)	$(40,952)	$(32,390)
Discontinued operations	(7)	(486)	(42)	368
Equity in loss (income) from unconsolidated entities	(286)	261	1,188	3,685
Consolidated hotel lease expense	11,769	10,853	21,263	20,913
Unconsolidated taxes, insurance and lease expense	(1,866)	(2,084)	(3,754)	(4,018)
Interest expense, net	37,174	22,782	73,414	44,074
Extinguishment of debt	(46,060)	594	(46,060)	594
Corporate expenses	6,510	5,236	16,357	11,358
Depreciation and amortization	36,969	35,935	74,567	72,586
Impairment loss	-	-	21,060	-
Other expenses	801	1,761	1,362	2,457
Other revenue	(1,007)	(988)	(1,372)	(1,274)
Hotel EBITDA	$65,987	$62,896	$117,031	$118,353

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total revenues	$250,336	$236,257	$476,740	$464,276
Other revenue	(1,007)	(988)	(1,372)	(1,274)
Hotel operating revenue	249,329	235,269	475,368	463,002
Hotel operating expenses	(183,342)	(172,373)	(358,337)	(344,649)
Hotel EBITDA	$65,987	$62,896	$117,031	$118,353
Hotel EBITDA margin(a)	26.5%	26.7%	24.6%	25.6%

(a)	Hotel EBITDA as a percentage of hotel operating revenue.

Reconciliation of Total Operating Expenses to Hotel Operating Expenses
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total operating expenses	$237,525	$224,074	$489,192	$447,945
Unconsolidated taxes, insurance and lease expense	1,866	2,084	3,754	4,018
Consolidated hotel lease expense	(11,769)	(10,853)	(21,263)	(20,913)
Corporate expenses	(6,510)	(5,236)	(16,357)	(11,358)
Depreciation and amortization	(36,969)	(35,935)	(74,567)	(72,586)
Impairment loss	-	-	(21,060)	-
Other expenses	(801)	(1,761)	(1,362)	(2,457)
Hotel operating expenses	$183,342	$172,373	$358,337	$344,649

Reconciliation of Ratio of Operating Income (Loss) to Total Revenues to Hotel EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Ratio of operating income (loss) to total revenues	5.1%	5.2%	(2.6)%	3.5%
Other revenue	(0.4)	(0.4)	(0.3)	(0.3)
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.9)	(0.8)	(0.9)
Consolidated hotel lease expense	4.7	4.6	4.5	4.5
Other expenses	0.4	0.7	0.3	0.6
Corporate expenses	2.6	2.2	3.4	2.5
Depreciation and amortization	14.8	15.3	15.7	15.7
Impairment loss	-	-	4.4	-
Hotel EBITDA margin	26.5%	26.7%	24.6%	25.6%

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2010 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor	$(116)		$(108)
Preferred dividends	(39)		(39)
Net loss attributable to FelCor common stockholders	(155)	$(1.94)	(147)	$(1.84)
Depreciation(b)	163		163
Gain on sale of assets	(1)		(1)
Noncontrolling interests in FelCor LP	(1)		(1)
FFO	6	$0.07	14	$0.18
Impairment	21		21
Extinguishment of debt	(46)		(46)
Adjusted FFO	$(19)	$(0.23)	$(11)	$(0.13)

Net loss attributable to FelCor	$(116)		$(108)
Depreciation(b)	163		163
Interest expense(b)	150		150
Amortization expense	7		7
Noncontrolling interests in FelCor LP	(1)		(1)
EBITDA	203		211
Impairment	21		21
Extinguishment of debt	(46)		(46)
Gain on sale of assets	(1)		(1)
Adjusted EBITDA	$177		$185

(a)	Weighted average shares and units are 81.1 million.
(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Substantially all of our non-current assets consist of real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations.  These supplemental measures, including FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP.  However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  We compute FFO in accordance with standards established by NAREIT.  This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries.  We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps – We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets.  This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

•
Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA, because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•
Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments in computing Adjusted FFO, Same-Store Adjusted FFO, Adjusted EBITDA and Same-Store Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA and Same-Store Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including but not limited to corporate-level expenses; impairment losses; gains or losses on disposition of assets; and gains and losses related to extinguishment of debt.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis.  We exclude the effect of impairment losses, gains or losses on disposition of assets, and gains or losses related to extinguishment of debt because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2010 Operating Results
August 3, 2010

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to the same measures as calculated by other real estate companies.  These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as, the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  Neither should FFO, Adjusted FFO, Same-Store Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions.  Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders.  FFO, Adjusted FFO, Same-Store Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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